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                                                                    EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT


The Board of Directors
BancorpSouth, Inc.:


We consent to incorporation by reference in the registration statement on Form S-4 of BancorpSouth, Inc. of our report dated January 27, 1995 on the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Annual Report of BancorpSouth, Inc. for the year ended December 31, 1994 and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to a change in accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board's SFAS 109 in 1993 and a change in accounting for securities to adopt the provisions of SFAS 115 in 1994.


                                                  KPMG Peat Marwick LLP




Memphis, Tennessee
May 30, 1995